Exhibit 10.01

STOCK REPURCHASE AGREEMENT

Douglas B. Tallant hereby agrees to sell to Friendly Energy Exploration and Friendly Energy Exploration agrees to purchase 350,000 preferred voting shares of Friendly Energy Exploration for a total price of $35,000.  Payment is to be made to Douglas B. Tallant in the form of a note with interest of 8% per annum from April 1, 2010 all due and payable in one year from this date.

Agreed this 31st day of March 2010.

DOUGLAS B. TALLANT

FRIENDLY ENERGY EXPLORATION

/s/ Douglas B. Tallant_________

/s/ Donald Trapp ____________

By: Donald L. Trapp, Chief Financial Officer